Exhibit (c)(v) PR PRELI ELIM MIIN NAR ARY Y D DR RAF AFT T C Conf onfidenti idential al Project Rover Special Committee Discussion Materials July 1, 2024

Overview of New Mountain Capital Waiver Request and Form of Proposal

Price	• **$13.25 per share** *(approx. 4% reduction from prior NMC Draft Proposal[2])* • 30.3% premium to the closing price per share of $10.17 on Jan 25, 2024, the day prior to New Mountain Capital's ("NMC") initial request for a waiver of certain provisions of the Investor Rights Agreement • 31.6% premium to the 30-day volume-weighted average price per share of $10.07 (as of Jan 25, 2024) [1] • 29.1% premium to the 30-day volume-weighted average price of $10.26 (as of Feb 23, 2024, the last trading day prior to NMC's amended request for a waiver) [1]
Partnership with TCP-ASC	• In accordance with the terms of the waiver request previously granted by Rover, representatives of NMC and TCP-ASC ACHI Series LLLP ("TCP-ASC") have engaged in discussions and mutual due diligence with respect to a potential joint acquisition of the shares of Rover not owned by such parties or their affiliates • These discussions have not resulted in any agreement to date, and NMC is no longer interested in pursuing a joint proposal with TCP-ASC • NMC continues to believe that it is in the best interests of Rover, its customers and employees and the unaffiliated stockholders to accelerate a process whereby the Board can pursue a potential transaction with NMC, and NMC hereby (i) submits a request that Rover waive each of the restrictions set forth in Section 6.1 of the Investor Rights Agreement to the extent they would prohibit NMC from making or pursuing such a proposal (including complying with any associated disclosure requirements resulting therefrom) and (ii) submit a revised form of proposal ("Proposal") • NMC remains open to having TowerBrook Capital Partners and Ascension Health participate in a potential transaction as equity co-investors
Equity & Debt Financing	• The Proposal assumes a recapitalization of Rover's indebtedness with new third-party debt financing from GS and JPMorgan. NMC has received commitment letters and can share them with Rover at Rover's request. The equity financing to support the Proposal would be funded by the rollover of NMC's existing 32% common stock ownership interest in Rover and new cash equity to be provided or arranged by NMC • Prior to signing any definitive documentation, as part of customary pre-signing discussions with customers, NMC would expect to discuss with Rover's current customer stockholders (Ascension Health, Intermountain, LifePoint Health, Providence, and Sutter) their interest in maintaining or increasing their equity investment in Rover through new investment or through a rollover of all or a portion of their current common stock positions. In addition to current customer stockholders, NMC would also welcome having TowerBrook Capital Partners participate as a co-investor • If and when approved by the Special Committee, NMC would also like to discuss with members of management whether they would have any interest in rolling over a portion of their equity in the transaction • The Proposal is not contingent on any current direct or indirect stockholders participating or rolling their existing ownership interest in Rover into the transaction
Diligence and Timing	• The Proposal has been approved by NMC's investment committee, and NMC is prepared to move forward with completing definitive documentation and signing a transaction by July 12, 2024 • The $13.25 per share price reflects the completion of diligence and takes into account events that have occurred subsequent to the initial waiver request on January 26, 2024 • The Proposal remains subject to the negotiation and execution of mutually acceptable definitive agreements, and NMC's counsel will share a draft merger agreement with the Special Committee's advisors • NMC requests that Rover respond in writing with its decision regarding NMC's request for a waiver no later than 5:00 p.m. ET on July 3, 2024

Source: New Mountain Capital Waiver Request and form of proposal (July 1st, 2024)
(1) Volume-weighted average prices based on New Mountain Capital calculations as detailed in their Waiver Request.
(2) Reflects prior New Mountain Capital Draft Proposal publicly filed on February 23, 2024.

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Rover Illustrative Statistics at Various Prices ($MM, except per share amounts) Prior NMC Rover Rover NMC (7) Draft Proposal Unaffected Current Draft Proposal as of 2/23/24 (5) as of 6/28/24 (7/1/24) (6) Illustrative Rover Valuation Statistics Illustrative Share Price: $11.10 $12.56 $13.25 $13.50 $13.75 $14.00 $14.25 $14.50 $14.75 $15.00 Implied Transaction Premium Statistic Premium to Price Prior to Public Disclosure of NMC Draft Proposal (2/23/24) (5) $11.10 - 13% 19% 22% 24% 26% 28% 31% 33% 35% Premium to 30-Day VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 10.31 8% 22% 28% 31% 33% 36% 38% 41% 43% 45% Premium to Price Prior to Request for Waiver of Investor Rights (1/25/24) (6) 10.17 9% 24% 30% 33% 35% 38% 40% 43% 45% 47% Premium to 30-Day VWAP Prior to Request for Waiver of Investor Rights (1/25/24) (8) 10.07 10% 25% 32% 34% 36% 39% 41% 44% 46% 49% Premium to Current Price (6/28/24) 12.56 (12%) - 5% 7% 9% 11% 13% 15% 17% 19% Premium to 60-Day VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 10.41 7% 21% 27% 30% 32% 35% 37% 39% 42% 44% Premium to 90-Day VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 10.67 4% 18% 24% 27% 29% 31% 34% 36% 38% 41% Premium to LTM VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 12.72 (13%) (1%) 4% 6% 8% 10% 12% 14% 16% 18% Premium to LTM High Share Price (07/17/2023) 18.49 (40%) (32%) (28%) (27%) (26%) (24%) (23%) (22%) (20%) (19%) Premium to LTM Low Share Price (01/11/2024) 9.11 22% 38% 45% 48% 51% 54% 56% 59% 62% 65% Premium to Unaffected Enterprise Value (5) 7,286 - 10% 15% 16% 18% 20% 21% 23% 25% 26% Implied Valuation & Multiples Fully-Diluted Equity Value (2) $5,113 $5,880 $6,219 $6,342 $6,464 $6,587 $6,710 $6,832 $6,955 $7,078 Fully-Diluted Enterprise Value (2) $7,286 $8,013 $8,352 $8,475 $8,598 $8,720 $8,843 $8,966 $9,089 $9,211 Street Consensus Estimates Revenue Multiples (3) Statistic NTM (Period Ending March 31, 2025) $2,704 2.7x 3.0x 3.1x 3.1x 3.2x 3.2x 3.3x 3.3x 3.4x 3.4x CY25E 2,921 2.4 2.7 2.9 2.9 2.9 3.0 3.0 3.1 3.1 3.2 Adj. EBITDA Multiples (3) NTM (Period Ending March 31, 2025) $666 10.7x 12.0x 12.5x 12.7x 12.9x 13.1x 13.3x 13.5x 13.6x 13.8x CY25E 770 9.1 10.4 10.8 11.0 11.2 11.3 11.5 11.6 11.8 12.0 Rover Management Plan Revenue Multiples (4) Statistic NTM (Period Ending March 31, 2025) $2,665 2.7x 3.0x 3.1x 3.2x 3.2x 3.3x 3.3x 3.4x 3.4x 3.5x CY25E 2,913 2.5 2.8 2.9 2.9 3.0 3.0 3.0 3.1 3.1 3.2 Adj. EBITDA Multiples (4) NTM (Period Ending March 31, 2025) $674 10.8x 11.9x 12.4x 12.6x 12.8x 12.9x 13.1x 13.3x 13.5x 13.7x CY25E 766 9.5 10.5 10.9 11.1 11.2 11.4 11.5 11.7 11.9 12.0 Note: Current market prices as of June 28, 2024. (5) Statistics based on Rover’s stock price, capitalization, and consensus estimates as of February 23, 2024, the trading day (1) Volume-weighted average prices based on trading days per FactSet as of February 23, 2024, the trading day prior to prior to public filing of the NMC Draft Proposal. public filing of the NMC Draft Proposal. (6) Reflects New Mountain Capital Draft Proposal received on July 1, 2024. (2) Rover capitalization as of June 18, 2024 provided by Rover Management. Balance sheet statistics per Rover 10-Q for the (7) Reflects prior New Mountain Capital Draft Proposal publicly filed on February 23, 2024. 3 period ended March 31, 2024. (8) Volume-weighted average prices based on trading days per FactSet as of January 25, 2024, the trading day prior to the (3) Rover Street projections based on FactSet mean consensus estimates as of June 28, 2024. request for waiver of investor rights. (4) Rover Management Plan provided by Rover Management in April 2024. CONFIDENTIAL | PRELIMINARY DRAFT

Overview of Rover Short-Term Trading

From Week of Request for Waiver of Investor Rights (January 22, 2024) to Current (June 28, 2024)



Share Price
Trading Volume (000s)
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Feb. 26, 2024
Public filing of the NMC Draft Proposal for $13.75 / share (all-cash) and issuance of open letter regarding NMC Draft Proposal by Coliseum Capital
1-Day Price Rxn.: +25%
Mar. 11, 2024
Rover announces the formation of the special committee; TCP-ASC files 13D amendment disclosing request for a waiver of take-over statutes and a statement that they are not a seller
1-Day Price Rxn.: +1%
May 7, 2024
Limited standstill waiver sent to New Mountain and TCP-ASC
1-Day Price Rxn.: +3%
May 8, 2024
Rover announces Q1'24 earnings results (Pre-Market)
1-Day Price Rxn.: +3%
NMC Draft Proposal(3): $13.25
Rover $12.21
+13% vs. 2/23(1)
(10%) vs. 2/26
Jan. 26, 2024
New Mountain Capital delivers a private request for the waiver of certain provisions of their Investor Rights Agreement
Feb. 22, 2024
UnitedHealth announces suspected cybersecurity breach of Change Healthcare IT systems
1-Day Price Rxn.: (0%)
Mar. 19, 2024
Rover discloses it has hired advisors to the Special Committee and that it has rejected TCP-ASC and NMC's request for a waiver of the standstill agreement
1-Day Price Rxn.: (1%)
May 8, 2024
Cyberattack disrupts Ascension Healthcare IT systems
June 13, 2024
Special Committee grants waiver extension to New Mountain and TCP-ASC through July 12
1-Day Price Rxn.: +4%
Selected HCIT(2)
(10%) vs. 2/23(1)
(10%) vs. 2/26
1/22 1/24 1/26 1/30 2/1 2/5 2/7 2/9 2/13 2/15 2/20 2/22 2/26 2/28 3/1 3/5 3/7 3/11 3/13 3/15 3/19 3/21 3/25 3/27 4/1 4/3 4/5 4/9 4/11 4/15 4/17 4/19 4/23 4/25 4/29 5/1 5/3 5/7 5/9 5/13 5/15 5/17 5/21 5/23 5/28 5/30 6/3 6/5 6/7 6/11 6/13 6/17 6/20 6/24 6/26 6/28

Source: Closing prices and volumes per FactSet as of June 28, 2024.

(1) Unaffected statistics as of February 23, 2024, the trading day prior to public filing of the New Mountain Capital Draft Proposal.

(2) Selected healthcare information technology group includes HealthEquity, Evolent Health, Progyny, Omnicell, HealthStream, Premier, Phreesia, Health Catalyst, and TruBridge as per Qatalyst Partners analysis.

(3) Reflects New Mountain Capital Draft Proposal received on July 1, 2024.

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PRELIMINARY DRAFT Confidential Appendix 5

Represents Qatalyst View

CY25E Operating Statistics of Selected Companies

Legend
- *Selected Healthcare Information Technology*
- *Selected Business Process Outsourcing*



CY25E Rev. ($MM):
$2,921
$2,913
$498
$1,438
$2,988
$1,339
$343
$355
$1,138
$310
$1,285
$2,017
$1,408
$4,872
CY24E-25E Revenue Growth
Median: 11%
Median: 9%
12%
9%
18%
16%
16%
14%
11%
7%
6%
5%
(0%)
12%
9%
6%
Rover (Street)
Rover (Mgmt.) (1)
Phreesia
Progyny
Evolent Health
HealthEquity
Health Catalyst
TruBridge
Omnicell
HealthStream
Premier
ExlService
WNS
Genpact
CY24E-25E Adjusted EBITDA Growth
Median: 19%
Median: 8%
20%
17%
50%
31%
31%
19%
18%
14%
6%
(2%)
NM
19%
8%
8%
Rover (Street)
Rover (Mgmt.) (1)
Health Catalyst
Evolent Health
Omnicell
Progyny
HealthEquity
TruBridge
HealthStream
Premier
Phreesia
WNS
Genpact
ExlService
Adjusted EBITDA Margin
Median: 15%
Median: 20%
26%
26%
41%
30%
23%
18%
15%
12%
11%
11%
10%
28%
20%
19%
Rover (Street)
Rover (Mgmt.) (1)
HealthEquity
Premier
HealthStream
Progyny
TruBridge
Omnicell
Evolent Health
Health Catalyst
Phreesia
WNS
ExlService
Genpact

Source: FactSet as of June 28, 2024.
Note: Rover consensus estimates shown are current (as of June 28, 2024). Excludes Waystar because consensus estimates are not yet available.
'NM' denotes CY24E-25E EBITDA growth of >50% and <(20%).
(1) Rover Management Plan provided by Rover Management in April 2024.

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CONFIDENTIAL | PRELIMINARY DRAFT
Qatalyst PARTNERS

Represents Qatalyst View

CY25E Trading Statistics of Selected Companies

Legend
- *Selected Healthcare Information Technology*
- *Selected Business Process Outsourcing*

	Rover (Unaffected) (1)		HealthEquity	Phreesia	HealthStream	Progyny	Premier	Omnicell	Evolent Health	TruBridge	Health Catalyst		ExlService	WNS	Genpact
EV ($Bn):	*$7.3*[3]		*$8.7*	*$1.3*	*$0.8*	*$2.4*	*$2.1*	*$1.3*	*$3.1*	*$0.3*	*$0.3*		*$5.3*	*$2.5*	*$6.8*



CY25E Revenue Multiple
Current: 2.7x
@ NMC Draft Proposal[2]: 2.9x
Median: 1.6x
Median: 1.8x
2.4x
6.5x
2.6x
2.5x
1.7x
1.6x
1.2x
1.0x
1.0x
0.9x
2.6x
1.8x
1.4x
Rover (Unaffected) (1)
HealthEquity
Phreesia
HealthStream
Progyny
Premier
Omnicell
Evolent Health
TruBridge
Health Catalyst
ExlService
WNS
Genpact

	Rover (Unaffected) (1)		Phreesia	HealthEquity	HealthStream	Omnicell	Evolent Health	Progyny	Health Catalyst	TruBridge	Premier		ExlService	Genpact	WNS
Prior SC Mtg. (4/17)[4]	*10.1x*[3]		*30.8x*	*15.1x*	*9.9x*	*10.2x*	*12.9x*	*10.6x*	*6.9x*	*5.3x*	*5.6x*		*11.3x*	*6.7x*	*5.7x*



CY25E Adj. EBITDA Multiple
Current: 10.4x
@ NMC Draft Proposal[2]: 10.8x
Median: 9.6x
Prior (4/17 SC Mtg.)[4]: 10.2x
Median: 7.5x
Prior (4/17 SC Mtg.)[4]: 6.7x
9.1x
26.3x
15.8x
11.2x
10.2x
9.6x
9.4x
8.4x
6.5x
5.4x
13.0x
7.5x
6.4x
Rover (Unaffected) (1)
Phreesia
HealthEquity
HealthStream
Omnicell
Evolent Health
Progyny
Health Catalyst
TruBridge
Premier
ExlService
Genpact
WNS

Source: FactSet as of June 28, 2024.
Note: Excludes Waystar because consensus estimates are not yet available.
(1) Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.
(2) Reflects New Mountain Capital Draft Proposal received on July 1, 2024.
(3) Based on then-current CY25E Adj. EBITDA multiple.
(4) Reflects statistic shown as of the prior Special Committee meeting on April 17, 2024.

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CONFIDENTIAL | PRELIMINARY DRAFT

Qatalyst PARTNERS

Represents Qatalyst View

Legend
* *Selected Business Process Outsourcing Transactions*

Selected Precedent Transactions

Selected Healthcare IT and BPO Transactions Greater than $1Bn Since 2014

($MM)

						Transaction Multiples				Premium (1)		NTM Operating Statistics		
						Revenue		Adj. EBITDA		Unaffected	LTM	Revenue		Adj. EBITDA
Annc. Date	Target	Acquiror	Description	FD Equity Value	FD Enterprise Value	LTM	NTM	LTM	NTM	1-Day	High	$	Growth	Margin
08/19/21	Inovalon	Nordic Capital	Cloud-based SaaS healthcare solutions	$6,415	$7,227	10.1x	8.8x	29.0x	25.0x	25%	20%	$819	14%	35%
01/10/22	Cloudmed	Rover	Revenue cycle management solutions	3,198	4,054	12.2	9.1	30.4	21.2	–	–	446	35%	43%
09/06/23	NextGen Healthcare	Thoma Bravo	EHR and practice management solutions for ambulatory practices	1,638	1,731	2.6	2.4	14.5	18.9	46%	15%	730	8%	13%
* 09/15/14	TriZetto	Cognizant	RCM specialist with services including enterprise and component software	–	2,700	3.8	3.5	19.0	17.6	–	–	768	8%	20%
12/21/20	HMS	Veritas (Gainwell)	Cost containment software for providers	3,370	3,399	5.3	4.6	21.1	16.6	10%	10%	735	14%	28%
06/19/18	Cotiviti	Veritas (Verscend)	Healthcare analytics for clinical datasets	4,328	4,909	6.7	6.4	17.9	15.9	32%	0%	764	4%	40%
08/09/16	Press Ganey	EQT	Patient experience and workforce engagement solutions	2,246	2,384	6.9	6.2	18.2	15.9	0%	(1%)	385	12%	39%
12/20/21	Cerner	Oracle	Leading EHR solutions provider	28,305	28,938	5.1	4.8	15.4	14.1	20%	14%	6,027	6%	34%
11/11/18	athenahealth	Veritas Capital & Elliott	EHR, RCM, and patient engagement software and services	5,695	5,650	4.3	3.9	14.9	14.0	27%	(4%)	1,438	10%	28%
06/21/22	Convey	TPG	Technology and services solution for government-sponsored health plans	825	1,076	3.1	2.6	15.7	13.4	113%	(19%)	410	17%	20%
01/06/21	Change Healthcare	United HC (Optum Health)	Revenue and payment cycle management software	8,267	13,051	4.2	3.9	14.1	13.0	41%	37%	3,331	8%	30%
11/02/15	MedAssets	Pamplona	Healthcare performance improvement company	1,966	2,755	3.6	3.6	11.5	11.3	32%	32%	763	(0%)	32%
* 06/14/18	Intelenet	Teleperformance	India-based BPO offering contact center and RPA solutions	–	1,000	2.2	2.0	12.0	10.9	–	–	494	10%	19%
* 06/18/21	Sykes Enterprises	Sitel Group	Multinational provider of BPO and IT consulting services	2,222	2,157	1.2	1.1	10.0	9.8	31%	17%	1,878	7%	12%
* 06/28/18	Convergys	SYNNEX	Provider of customer experience outsourcing services	2,478	2,767	1.0	1.0	7.9	8.3	17%	(1%)	2,639	(4%)	13%
03/28/22	Ensemble Health	Berkshire Partners & Warburg Pincus	Revenue cycle management solutions for health systems	–	5,000	6.2	NA	18.7	NA	–	–	–	–	–
11/22/21	athenahealth	Bain & H&F	EHR, RCM, and patient engagement software and services	17,000	17,000	8.9	–	16.1	–	–	–	1,900	–	56%
75th Percentile:						*6.3x*	*5.5x*	*18.8x*	*17.1x*	*35%*	*18%*		*13%*	*35%*
25th Percentile:						*2.9*	*2.5*	*13.6*	*12.1*	*19%*	*(1%)*		*6%*	*19%*
Median:						*4.2x*	*3.6x*	*15.4x*	*14.0x*	*31%*	*10%*		*8%*	*28%*
Mean:						*4.3*	*3.6*	*15.1*	*13.8*	*34%*	*9%*		*8%*	*27%*
New Mountain Capital Draft Proposal @ $13.25 (2) (3)						*3.3x*	*3.1x*	*13.0x*	*12.5x*	*19%*	*(28%)*		*7%*	*25%*

Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research.
Note: '–' = Not publicly available or not meaningful. Multiples greater than 50.0x or negative considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.
(2) Reflects New Mountain Capital Draft Proposal received on July 1, 2024.
(3) LTM statistics pro forma for Acclara acquisition based on statistics disclosed in Rover investor presentation.

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CONFIDENTIAL | PRELIMINARY DRAFT

Represents Barclays View

Select Trading Comparables

Confidential Preliminary Draft
Subject to Change

($ in millions, except per share values)

Company	Stock Price 6/28/2024	Enterprise Value	Equity Value	% of 52-Week High	'24E-'25E Growth Revenue	'24E-'25E Growth EBITDA	2024E Margin Gross	2024E Margin EBITDA	EV / EBITDA 2024E	EV / EBITDA 2025E	Debt / LTM 3/31/24 EBITDA
HealthEquity	$86.20	$8,696	$7,835	98.3%	14.1%	18.7%	60.8%	39.5%	19.0x	16.0x	2.8x
genpact	32.19	6,830	5,969	81.3%	5.9%	8.7%	35.2%	18.2%	8.1x	7.5x	1.6x
EXL	31.36	5,345	5,246	93.9%	11.3%	12.1%	37.5%	21.1%	14.0x	12.5x	1.0x
evolent HEALTH	19.12	3,121	2,301	54.6%	15.2%	30.7%	18.2%	9.6%	12.6x	9.6x	4.9x
WNS	52.50	2,516	2,580	69.9%	9.2%	12.2%	28.6%	26.0%	7.5x	6.7x	0.5x
progyny	28.61	2,434	2,806	63.6%	16.1%	19.0%	24.1%	17.6%	11.1x	9.4x	NA
PREMIER	18.67	2,054	1,987	66.0%	(0.9%)	(3.6%)	65.9%	30.9%	5.2x	5.4x	0.3x
Omnicell	27.07	1,336	1,274	36.1%	6.2%	30.1%	41.9%	9.4%	13.3x	10.2x	4.7x
HealthStream	27.90	783	866	95.8%	5.4%	5.9%	66.1%	22.5%	11.9x	11.2x	NA
TruBridge	10.00	337	155	37.4%	6.3%	15.1%	48.6%	13.4%	7.5x	6.5x	4.4x
HealthCatalyst	6.39	312	410	44.5%	11.6%	50.9%	49.8%	8.0%	12.6x	8.3x	22.5x
25th Percentile				49.5%	6.1%	10.4%	31.9%	11.5%	7.8x	7.1x	1.0x
Mean				67.4%	9.1%	18.2%	43.3%	19.7%	11.2x	9.4x	4.7x
Median				66.0%	9.2%	15.1%	41.9%	18.2%	11.9x	9.4x	2.8x
75th Percentile				87.6%	12.8%	24.6%	55.3%	24.2%	12.9x	10.7x	4.7x
Undisturbed[1]											
Rover (Consensus)	$11.10	$7,286	$5,113	59.3%	14.1%[5]	16.8%[5]	28.3%[5]	25.4%[5]	10.7x[5]	9.1x[5]	3.6x[4]
Rover (Management)	11.10	7,286	5,113	59.3%	9.2%	16.9%	NA[3]	24.6%	11.1x	9.5x	3.6x[4]
At New Mountain Offer[2]											
Rover (Consensus)	$13.25	$8,352	$6,219	70.8%	11.7%	19.6%	27.7%	24.6%	13.0x	10.9x	3.6x[4]
Rover (Management)	13.25	8,352	6,219	70.8%	9.2%	16.9%	NA[3]	24.6%	12.7x	10.9x	3.6x[4]

Source: FactSet, Company filings, Management Plan. Note: Market data as of 6/28/24. Consensus Rover estimates exclude brokers that have discontinued coverage and restricted brokers. Note[1]: Market data as of undisturbed date of 2/23/24. Balance sheet data as of 12/31/23. Note[2]: Represents NMC offer price of $13.25 / share. Balance sheet data as of 3/31/24. Note[3]: Rover management gross margin not directly comparable to consensus estimate. Note[4]: LTM EBITDA for Rover pro forma for EBITDA contribution from Acclara / Advata acquisition. Note[5]: Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

BARCLAYS

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Represents Barclays View Confidential Preliminary Draft Select Precedent Transactions Subject to Change EV / LTM EBITDA Reference Only 25th Percentile: 14.6x Precedent Stock Deals Mean: 17.0x 30.4x 29.0x Median: 16.2x 75th Percentile 18.6x 21.1x 20.3x 18.7x 18.2x 17.9x 16.6x 15.7x 14.9x 15.4x 14.5x 14.1x Implied NMC (1) Offer Multiple : 11.5x 13.0x 9.6x Target (Healthcare) Acquiror Announcement Sep-23 Jun-22 Mar-22 Dec-21 Oct-21 Aug-21 Jan-21 Dec-20 Nov-18 Jun-18 Mar-18 Feb-18 Aug-16 Nov-15 Jan-22 Date Deal Value $1,731 $1,076 $5,000 $28,938 $1,735 $7,227 $13,051 $3,399 $5,650 $4,909 $1,200 $460 $2,384 $2,755 $4,054 ($mm) Rover LTM Trading Multiple 17.9x 20.1x 25.7x 26.7x 27.3x 24.1x 33.9x 32.6x NM NM NM NM NM NM 26.0x at time of deal % (Discount) / (19%) (22%) (27%) (42%) (26%) 20% (58%) (35%) NA NA NA NA NA NA 17% Premium to Rover 1 Source: Company filings. Note: Mean and median calculations on page exclude R1 acquisition of Cloudmed. Note : Based on 3/31/24 LTM Rover Adj. EBITDA that is pro forma for EBITDA contribution from Acclara / Advata acquisition. 10

Confidential Preliminary Draft Barclays Disclaimer Subject to Change The preceding pages contain material that was provided to the Special Committee (the “Committee”) of Rover (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Committee and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Committee, the Company and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes. Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company or were obtained from publicly available sources (approved for Barclays’ use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute a recommendation or investment, legal, tax, financial, accounting or other advice. Because these materials were prepared for use in the context of a presentation to the Committee, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays to the Committee (in their capacity as committee members and not in any individual capacity and is not for the benefit of any individual, including any individual officer, director, shareholder or any other person). These materials were not prepared for or intended for use by any individual for personal, family or household purposes nor were they prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Committee, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Committee. These materials are not intended to provide the sole basis for evaluation of the proposed corporate transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed corporate transaction. Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any corporate transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company, the Committee or any individual officer, director, shareholder or any other person. Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments or in other financial products and instruments. Unless otherwise expressly agreed or provided for in other applicable Barclays disclosures governing such corporate transactions or required by law or regulation, Barclays conducts these activities as principal and executes its principal transactions as an arm’s length counterparty. Barclays does not act as a fiduciary in relation to these corporate transactions. These materials do not constitute investment advice nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any corporate transaction described herein. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Neither Barclays Bank PLC, New York Branch nor Barclays Bank Delaware is responsible for the obligations of its affiliates. Copyright Barclays Bank PLC, 2024 (all rights reserved). 11

PRELIMINARY DRAFT Confidential Qatalyst Partners Disclaimer These materials have been prepared by Qatalyst Partners LP (including any affiliates “Qatalyst”) for the Qatalyst client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Qatalyst. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Qatalyst. Qatalyst assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, Qatalyst has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by Qatalyst in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Qatalyst, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting this presentation, the Company acknowledges that (a) Qatalyst is not in the business of providing (and the Company is not relying on Qatalyst for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any transaction, (c) the Company should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) the Company should apprise senior management as to such legal, tax and accounting advice (and any risks associated with any transaction) and Qatalyst’s disclaimer as to these matters. Qatalyst does not provide tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Qatalyst to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Any discussion of tax matters in these materials may have been written in connection with the “promotion” or “marketing” of any transaction contemplated hereby. Accordingly, any taxpayer should seek advice based on such taxpayer’s particular circumstances from an independent tax advisor. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Qatalyst to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Qatalyst is not acting in any other capacity as a fiduciary to the Company. Qatalyst assumes no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under state or federal securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted, summarized or referred to, in whole or in part, without the prior written consent of Qatalyst. These materials may not reflect information known to other professionals in other business areas of Qatalyst. Qatalyst is a full service securities firm providing investment banking and other services and products to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities or loans of the Company, potential counterparties, or any other company that may be involved in a transaction. Qatalyst is required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with it, which information includes the complete name and address and taxpayer ID number. Qatalyst may also request corporate formation documents, or other forms of identification, to verify information provided. n 12